Exhibit 10.9

GMR Buyer Corp.

Restricted Stock Unit Award and Agreement

Under the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan

(Time Vesting – Liquidity)

GMR Buyer Corp., a Delaware corporation (the “Company”), pursuant to the Second Amended and Restated GMR Buyer Corp. 2015 Stock Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the Participant whose name is set forth on the signature page hereto an Award of Restricted Stock Units as set forth below, subject to the terms and conditions of this Restricted Stock Unit Award and Agreement (the “Restricted Stock Unit Agreement”), the Plan and the Stockholders’ Agreement. The number of Restricted Stock Units granted to the Participant pursuant to this Restricted Stock Unit Agreement, and certain vesting terms applicable thereto, are as set forth on the signature page or Appendix A hereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan or Stockholders’ Agreement, as applicable.

1.             Settlement; Tax Withholding.

(a)              Within thirty (30) days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event, each as set forth in Appendix A hereof, Restricted Stock Units that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled; provided, that if the Initial Vesting Event is an IPO, the Restricted Stock Units that vest as of the IPO shall be settled on the earlier to occur of (x) the date that is six (6) months after the consummation of the IPO or (y) March 15th of the calendar year following the calendar year in which the IPO is consummated. “Settled” or “settlement” means (i) the Company issuing to the Participant one (1) share of Common Stock in respect of each vested Restricted Stock Unit and making a cash payment to the Participant equal to the Fair Market Value of any fractional vested Restricted Stock Units, and (ii) with respect to the shares of Common Stock so issued, entering the Participant’s name as a stockholder of record on the books of the Company; provided, that following the consummation of an IPO, settlement may be made in the form of common stock of the underlying corporate entity experiencing the IPO. Settlement of vested Restricted Stock Units shall occur whether or not the Participant is employed by or providing services to the Company Group at the time of settlement, subject to Appendix A hereof.

(b)              When the Restricted Stock Units are vested and/or settled the total Fair Market Value of the aggregate number of shares of Common Stock issued to the Participant is treated as income subject to withholding by the Company for income and/or employment taxes. With respect to any income and/or employment taxes incurred in connection with the vesting and/or settlement of the Restricted Stock Units granted hereunder, the payment and/or remittance of such income and/or employment taxes shall be governed by Section 12(e) of the Plan.

(c)              The Company shall not be required to record the ownership by the Participant of shares of Common Stock issued upon settlement of vested Restricted Stock Units prior to the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Stockholders’ Agreement.

2.             No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any share of Common Stock issued in connection with the settlement of any Restricted Stock Units until the Participant shall have become the holder of record of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of any such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

3.             No Transfer. The Restricted Stock Units are not transferable by the Participant except to permitted transferees in accordance with the Plan and subject to the terms of the Stockholders’ Agreement. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

4.             No Right of Continued Employment or Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Company Group.

5.             Notices. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6.             Binding Effect; Successors and Assigns; Participant. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto. The Company may assign any of its rights under this Restricted Stock Unit Agreement. This Restricted Stock Unit Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Restricted Stock Unit Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns. Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the Person or Persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7.                   Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

8.             Restricted Stock Units Subject to Plan and Stockholders’ Agreement. The Restricted Stock Units, and the shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units, shall be subject to all of the terms and provisions of the Plan and the Stockholders’ Agreement and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms and provisions of the Stockholders’ Agreement and this Restricted Stock Unit Agreement, the Stockholders’ Agreement shall govern and control. This Restricted Stock Unit Agreement also remains subject to the terms of the Plan, and, in the event of any conflict between the terms and provisions of the Plan and this Restricted Stock Unit Agreement, the Plan shall govern and control.

9.             Restricted Stock Units Subject to Compensation Recoupment Policy. This Restricted Stock Unit Agreement, Restricted Stock Units and shares of Common Stock issued to the Participant upon settlement of the Restricted Stock Units shall be subject to the Company’s (and its Subsidiaries’) Compensation Recoupment Policy.

10.           Section 409A. It is intended that the Restricted Stock Units be exempt from Section 409A, and this Restricted Stock Unit Agreement shall be interpreted accordingly. Neither the Company nor any of the Company’s employees, directors or representatives shall have any liability to the Participant with respect to this Section 10.

11.           Entire Agreement; Amendment; Waiver. The Plan and the Stockholders’ Agreement are incorporated herein by reference, and together with this Restricted Stock Unit Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Except as otherwise set forth in Section 11(b) of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT AGREEMENT, THE PLAN AND THE STOCKHOLDERS’ AGREEMENT.

General Terms and Information

Grant Date:

Vesting Commencement Date:

Total Number of Restricted Stock Units:

GMR Buyer Corp.	Participant[1]

By:
Title:

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

[Signature Page of the Time-Vesting Restricted Stock Unit Agreement]

Appendix A

1.       Vesting Schedule. The Restricted Stock Units granted under this Restricted Stock Unit Agreement shall become vested and eligible for settlement, if at all, based upon the satisfaction of both the liquidity event requirement as provided in Section 1(a) of this Appendix A (the “Liquidity Event Requirement”) and the time and service based requirement as provided in Section 1(b) of this Appendix A (the “Time and Service Requirement”).

a.                   Liquidity Event Requirement. The Liquidity Event Requirement will be satisfied on the earliest to occur of (x) a Change in Control, or (y) the Company’s consummation of an initial public offering on an established national securities exchange (an “IPO”), in each case, on or prior to December 31, 2029 (either of the foregoing (x) and (y) being an “Initial Vesting Event”).

i.          Liquidity Event Requirement Vesting. The Restricted Stock Units will vest in accordance with the schedule below in connection with the Initial Vesting Event.

1.	If the Participant remains in continued employment with or service to the Service Recipient on the date of the Initial Vesting Event, then (A) if the Initial Vesting Event is a Change in Control, all of the Restricted Stock Units granted under this Restricted Stock Unit Agreement will have satisfied both the Liquidity Event Requirement and Time and Service Requirement and will become vested upon the consummation of such Change in Control; and (B) if the Initial Vesting Event is an IPO, then (x) any Restricted Stock Units granted under this Restricted Stock Unit Agreement that have not satisfied the Time and Service Requirement as of the IPO shall remain outstanding following such IPO and shall continue to vest based on the Time and Service Requirement vesting schedule provided in Section 1(b) of this Appendix A (each vesting date following the consummation of such IPO, a “Subsequent Vesting Event”), and (y) any Restricted Stock Units granted under this Restricted Stock Unit Agreement that have satisfied the Time and Service Requirement as of the IPO will become vested upon the IPO.

2.	In the event of the Participant’s Termination prior to the Initial Vesting Event, then, subject to Section 1(b)(i) of this Appendix A, any Restricted Stock Units that have satisfied the Time and Service Requirement below on the date of the Participant’s Termination will become vested upon the Initial Vesting Event.

b.                   Time and Service Requirement. Subject to the Participant’s continued employment with or service to the Service Recipient on each of the applicable dates described below, the Restricted Stock Units will satisfy the Time and Service Requirement in the amounts and at the intervals provided below:

Vesting Date	Number of Restricted Stock Units that have Satisfied the Time and Service Requirement

December 31, 2026

A-1

i.          Termination; Restrictive Covenant Breach. In the event of the Participant’s Termination for any reason, the Restricted Stock Units shall, to the extent they have not satisfied the Time and Service Requirement, be cancelled by the Company without consideration and any Restricted Stock Units, to the extent they have satisfied the Time and Service Requirement, shall remain subject to the terms and conditions (including the Liquidity Event Requirement) contained in this Restricted Stock Unit Agreement and, for the avoidance of doubt, all terms and conditions provided in the Plan and the Stockholders’ Agreement to the extent applicable; provided, that if the Participant’s Termination is for Cause or the Participant materially breaches any restrictive covenant to which the Participant is a party with any member of the Company Group, all then outstanding Restricted Stock Units (including any Restricted Stock Units that have satisfied the Time and Service Requirement) granted to the Participant under this Restricted Stock Unit Agreement shall be cancelled without any consideration.

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A-2